Exhibit 10.17

Premises Lease Agreement

Parties to this Agreement:

Lessor: Zhao Feng International Investment Limited (hereinafter referred to as “Party A”)

Lessee: Congatec Asia Ltd. (hereinafter referred to as “Party B”)

The Parties hereby agree as follows in respect of lease of the Premises:

Article 1                                                   Location of Premises and Scope of Lease

Location of the Premises: 14F-2, No. 270. Sec 4, Zhongxiao East Road, Da’an District, Taipei

Scope of lease:  ☒ the Premises in whole ☐ in part (as shown in the attached floor plan).

Article 2                                                   Term of Lease

The term of lease is from January 1, 2015 through December 31, 2015. If Party B does not terminate this Agreement upon its expiry, it shall be deemed to have been renewed with the terms of the previous lease, mutatis mutandis.

Article 3                                                   Rent

The monthly rent payable is TWD224,000 (tax-inclusive), which shall be paid on a monthly basis. Party B shall not delay making or refuse to make the rent payment for any reason, nor shall Party A arbitrarily request for any adjustment of the rent.

Article 4                                                   Payment of Rent

The rent shall be paid by remittance on a monthly basis.

Article 5                                                   Deposit

Party B shall pay Party A a deposit in the amount of TWD450,000 upon the execution of this Agreement to guarantee Party B’s performance of the obligations herein. Upon removal of Party B from and returning the Premises when the lease is suspended or expired, such deposit shall be refunded by Party A without any interest after deducting any rent, water and electricity fees, and other fees and liabilities accrued and owed by Party B.

Article 6                                                   Taxes

Any taxes on the Premises shall be borne by Party A, and Party B is responsible for water and electricity fees, gas fees, phone charges, community building management fees, cleaning fees, incidental expenses arising from Party B’s occupation and use of the Premises and Party B’s business taxes.

Article 7                                                   Restriction on Use of Premises

The Premises shall be used for business purpose.

Party B agrees to comply with the regulations on tenants, and shall not illegally use or store hazardous materials or jeopardize the public security. Without Party A’s consent, Party B shall not sublet, lease, accept the transfer of, or otherwise allow others to use the Premises in whole or in part, or transfer the lease right to others.

Article 8                                                   Responsibility of Lessee and Repair

From the date on which Party A delivers the Premises to Party B, Party B shall exercise its duty of care to use, manage and maintain the Premises. In case of any damage to the Premises due to Party B’s intentional or negligent act, or improper use, management or maintenance, Party B shall be liable for any damages. If it is necessary to repair any damages to the Premises resulting from any natural cause or act of god not attributable to Party B, Party A shall be responsible for such repair upon notification by Party B, provided that Party B shall be solely responsible for repairing any additions, decorations and improvements carried out by Party B on its own.

Article 9                                                   Facility Improvements

If Party B intends to fit-out or improve the Premises, it shall obtain Party A’s prior consent, bear the relevant expenses and be solely responsible for the management and maintenance, and shall not damage the structure or compromise the safety of the Premises. Party B shall be responsible for reinstating the Premises when it returns the same.

Article 10                                            Partial Destruction of Premises

During the existence of the lease, in case of destruction of the Premises in part due to any cause not attributable to Party B, Party B is entitled to request for a pro rata decrease in the rent accordingly.

In the above-said circumstance, Party B is entitled to terminate the lease if the remaining part of the Premises cannot serve the lease purpose of Party B.

Article 11                                            Early Termination

After Party A delivers the Premises to Party B, Party B can terminate this Agreement before its expiry provided that Party B shall notify Party A three months in advance and pay Party A liquidated damages in the amount of one month’s rent.

Article 12                                            Return of Premises

Party B shall move out of and return the Premises to Party A upon expiry or termination of the lease, and shall not continue to use the Premises for any reason or claim for any relocation costs or other expenses. If Party B fails to move out of and return the Premises promptly, for the period from the day immediately following termination or expiry of the lease until the removal completion date, Party A is entitled to claim from Party B liquidated damages in the amount of double rent.

Article 13                                            Disposal of Leftover

Upon Party B’s removal from the Premises, the leftover (if any) shall be deemed as wastes to be disposed of by Party A in its own discretion. The expenses for such disposal shall be first deducted from the deposit, and Party B shall make up for the deficiency, if any.

Article 14                                            Service Address

Correspondences between Party A and Party B shall be delivered to the addresses set forth herein or in the notarial certificate. Any subsequent changes thereto shall be notified to the other party in writing.

Article 15                                            Termination of Lease by Lessor

If any of the following circumstances occurs to Party B, Party A is entitled to terminate the lease:

1.              Party B falls behind with two months’ rent payment, and the delay in payment has exceeded two months while it has been agreed that the rent shall be paid at the beginning of each period, and Party B fails to cure its default within a reasonable period upon Party A’s demand.

2.              Party B uses the Premises in breach of Article 7.

3.              Party B uses the Premises in breach of Article 9.

4.              Party B uses the Premises in other manners violating the provisions herein.

Article 16                                            Termination of Lease by Lessee

In any of the following circumstances, Party B is entitled to terminate the lease:

1.              When it is necessary to repair any damages to the Premises, Party A, who is responsible for such repair, fails to do so within a reasonable period upon Party B’s demand.

2.              In the circumstance set forth in paragraph 2, Article 10.

3.              In case of any defect of the Premises which endangers the safety or health of Party B or its cohabitant(s).

4.              If any third party claims any right concerning the Premises, which precludes use of the Premises for the agreed purposes.

5.              Other specific matters: None.

Article 17                                            Several and Joint Liability of Guarantor

If Party B has a guarantor, the guarantor shall be severally and jointly responsible with the guarantee.

Article 18                                            Uncovered Matters

In case of any matter uncovered herein, it shall be settled fairly according to the relevant laws, customs and principle of good faith.

Article 19                                            Miscellaneous

1.              The deposit is a guarantee of payment of the damages in case of any breach by Party B. Unless otherwise stipulated by law, the deposit shall not be used to offset the rent or other amounts payable by Party B during the lease term.

2.              Party B shall withhold and pay taxes on the lease proceeds according to law.

3.              Within thirty days before expiry of the lease, Party A is entitled to bring a prospective tenant or purchaser of the Premises to enter the same for a visit, provided that such visit shall take place during the daytime as a principle, and at a specific time to be mutually agreed by the Parties.

4.              Within one month before expiry of the lease, a Party shall notify in writing the other if it wishes to renew the lease. If so, the Parties shall enter into a separate lease agreement.

Article 20                                            Matters subject to enforcement are set forth in the notarial certificate.

Parties to this Agreement:

Lessor: Zhao Feng International Investment Limited

Uniform No.: 29076318

Domicile: 10F-3, No. 270. Sec 4, Zhongxiao East Road, Da’an District, Taipei

(Corporate seal of Zhao Feng International Investment Limited affixed)

Lessee: Congatec Asia Ltd.

Uniform No.: 53120052

Domicile: 14F-2, No. 270. Sec 4, Zhongxiao East Road, Da’an District, Taipei

(Corporate seal of Congatec Asia Ltd. affixed)

Date: